NEWS

For Further

Information

Contact:

William R. Jellison	FOR IMMEDIATE RELEASE

Senior Vice President and

Chief Financial Officer

(717) 849-4243

DENTSPLY International Inc.

Reports 2009 First Quarter Results

York, PA – April 30, 2009 -- DENTSPLY International Inc. (NASDAQ–XRAY) today announced sales and earnings for the three months ended March 31, 2009. Net sales in the first quarter of 2009 decreased 9.6% to $506.9 million compared to $560.8 million reported for the first quarter of 2008. Net sales, excluding precious metal content, were $465.7 million, a 6.2% decrease compared to 2008. The change in net sales, excluding precious metal content, was driven by currency translation, which reduced sales by 6.9%, offset by 0.7% growth on a constant currency basis which includes acquisitions.

DENTSPLY’s net income for the first quarter of 2009 was $61.7 million, or $0.41 per diluted share, compared to $0.45 per diluted share in the first quarter of 2008. Net income in the first quarter of 2009 included the net of tax impact of restructuring, impairment and other costs of $1.0 million, a $1.1 million net of tax impact for recent acquisition-related activities and a net charge for income tax-related adjustments of $0.3 million. These items, in aggregate, reduced earnings on a net basis by $0.02 per diluted share in the first quarter of 2009. The first quarter of 2008 included the net of tax impact of restructuring costs of $0.1 million and a net charge to income tax expense of $0.6 million, which in the aggregate, reduced earnings per diluted share by less than $0.01. For a reconciliation of the non-GAAP measure to earnings per share calculated according to GAAP, see the attached table.

Bret Wise, Chairman and Chief Executive Officer, stated, “We are pleased to be able to deliver what we believe are solid results in a slowing global economy and dental market. In this environment, we are striking a balance between cost containment and continuing investment in technologies and marketing that will position us for growth in coming years. We achieved sales growth, excluding precious metal content, on a constant currency basis in the first quarter and solid profitability, despite the significant headwind from the economy. Our global diversification, depth of product lines and the strength of our balance sheet provide a solid foundation to further build upon our market position throughout economic cycles. Given current global economic conditions, we are slightly modifying our full year 2009 earnings per diluted share guidance to $1.80 to $1.90 on a non-GAAP basis, excluding restructuring and other costs, recent acquisition-related activities and income tax-related adjustments.”

ADDITIONAL INFORMATION

A conference call has been scheduled for Friday, May 1, 2009 at 8:30 AM Eastern Time. A live broadcast is available through Shareholder.com by accessing DENTSPLY’s website at www.dentsply.com. In order to participate in the call, dial (877) 874-1568 (for domestic calls) and (719) 325-4812 (for international calls). The Conference ID # is 7529411. At that time, you will be able to discuss the first quarter earnings with DENTSPLY’s Chairman and Chief Executive Officer, Mr. Bret Wise; President and Chief Operating Officer, Mr. Chris Clark; and Senior Vice President and Chief Financial Officer, Mr. William Jellison.

A rebroadcast of the conference call will be available to the public on-line at the DENTSPLY website www.dentsply.com. You may also access a dial-in replay for one week following the call at (888) 203-1112 (for domestic calls) or (719) 457-0820 (for international calls), Passcode # 7529411.

DENTSPLY designs, develops, manufactures and markets a broad range of products for the dental market. The Company believes that it is the world’s leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental handpieces, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental implants, impression materials, orthodontic appliances, dental cutting instruments, infection control products, and dental injectable anesthetics. The Company distributes its dental products in over 120 countries under some of the most well-established brand names in the industry.

DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors.

These risk factors include, without limitation; the continued strength of dental markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental products, outcome of litigation, continued support of our products by influential dental professionals, and changes in the general economic environment that could affect our business. Changes in such assumptions or factors could produce significantly different results. For an additional description of risk factors, please refer to the Company’s Annual Report on Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

NON-GAAP FINANCIAL MEASURES

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provided adjusted operating income, adjusted net income and adjusted earnings per diluted share.  These adjusted amounts consist of GAAP amounts excluding (1) restructuring and other costs, (2) acquisition-related charges and (3) income tax-related adjustments.  Adjusted earnings per diluted share is calculated by dividing adjusted net income by diluted weighted-average shares outstanding.  The Company also provided an operational tax rate, which is the Company’s effective tax rate, a GAAP measure, adjusted for certain one-time charges.  Adjusted operating income, adjusted net income, adjusted earnings per diluted share and operating tax rate are considered measures not calculated in accordance with GAAP, and therefore are non-GAAP measures.  These non-GAAP measures may differ from other companies.

The Company believes that the presentation of adjusted operating income, adjusted net income, adjusted earnings per diluted share and operating tax rate provides important supplemental information to management and investors seeking to understand the Company’s financial condition and results of operations.  The non-GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.

DENTSPLY INTERNATIONAL INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS EXCEPT PER SHARE DATA)

	THREE MONTHS ENDED March 31,

	2009	2008
NET SALES	$506,949	$560,782
NET SALES – Ex Precious Metals Content	465,650	496,248

COST OF PRODUCTS SOLD	239,980	275,539

GROSS PROFIT	266,969	285,243
% OF NET SALES	52.7%	50.9%
% OF NET SALES – Ex Precious Metals Content	57.3%	57.5%

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	179,228	184,002

RESTRUCTURING, IMPAIRMENT AND OTHER COSTS	1,570	204

INCOME FROM OPERATIONS	86,171	101,037
% OF NET SALES	17.0%	18.0%
% OF NETS SALES – Ex Precious Metals Content	18.5%	20.4%

NET INTEREST AND OTHER NON OPERATING EXPENSE	5,110	6,164

PRE-TAX INCOME	81,061	94,873

INCOME TAXES	21,131	26,718

NET INCOME	$59,930	$68,155
% OF NET SALES	11.8%	12.2%
% OF NETS SALES – Ex Precious Metals Content	12.9%	13.7%

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO THE
NON-CONTROLLING INTERESTS	(1,813)	(25)

NET INCOME ATTRIBUTABLE TO DENTSPLY INTERNATIONAL	$61,743	$68,180
% OF NET SALES	12.2%	12.2%
% OF NET SALES – Ex Precious Metal Content	13.3%	13.7%

EARNINGS PER SHARE
-BASIC	$0.42	$0.45
-DILUTIVE	$0.41	$0.45

DIVIDENDS PER SHARE	$0.050	$0.045

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
-BASIC	148,514	149,945
-DILUTIVE	149,705	152,983

DENTSPLY INTERNATIONAL INC.

CONDENSED BALANCE SHEETS

(IN THOUSANDS)

	March 31, 2009	December 31, 2008
ASSETS

CURRENT ASSETS:

CASH AND CASH EQUIVALENTS	$226,299	$203,991
SHORT TERM INVESTMENTS	187	258
ACCOUNTS AND NOTES RECEIVABLE-TRADE,NET	327,514	319,260
INVENTORIES, NET	314,089	306,125
OTHER CURRENT ASSETS	116,800	120,228
TOTAL CURRENT ASSETS	984,889	949,862

PROPERTY, PLANT AND EQUIPMENT, NET	416,393	432,276
IDENTIFIABLE INTANGIBLE ASSETS, NET	124,958	103,718
GOODWILL, NET	1,206,008	1,277,026
OTHER NONCURRENT ASSETS, NET	28,541	67,518

TOTAL ASSETS	$2,760,789	$2,830,400

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES	$343,707	$359,962
LONG-TERM DEBT	460,842	423,679
OTHER LIABILITIES	59,031	69,049
DEFERRED INCOME TAXES	217,612	318,297
TOTAL LIABILITIES	1,081,192	1,170,987

STOCKHOLDERS EQUITY	1,614,146	1,587,722
NON-CONTROLLING INTERESTS	65,451	71,691

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,760,789	$2,830,400

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metals content basis to the non-GAAP financial measures.

Three Months Ended March 31, 2009

	Operating Income (Expense)	Percentage Of Net Sales, Ex Precious Metals Content

Income from Operations	$86,171	18.5%

Restructuring, Impairment and Other Costs	1,570	0.3%

Recent Acquisition-Related Activities	2,604	0.6%

Adjusted Non-GAAP Operating Earnings	$90,345	19.4%

Three Months Ended March 31, 2008
	Operating Income (Expense)	Percentage Of Net Sales, Ex Precious Metals Content

Income from Operations	$101,037	20.4%

Restructuring, Impairment and Other Costs	204	0.0%

Adjusted Non-GAAP Operating Earnings	$101,241	20.4%

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income in total and on a per share basis to the non-GAAP financial measures.

Three Months Ended March 31, 2009

	Income (Expense)	Diluted Per Share

Net Income Attributable to DENTSPLY International	$61,743	$0.41

Restructuring, Impairment and Other Costs, Net
of Tax and Non-Controlling Interests	996	0.01

Recent Acquisition-Related Activities, Net of Tax
and Non-Controlling Interests	1,119	0.01

Income Tax Related Adjustments	282	0.00

Adjusted Non-GAAP Earnings	$64,140	$0.43

Three Months Ended March 31, 2008
	Income (Expense)	Diluted Per Share

Net Income Attributable to DENTSPLY International	$68,180	$0.45

Restructuring, Impairment and Other Costs, Net
of Tax and Non-Controlling Interests	129	0.00

Income Tax Related Adjustments	637	0.00

Adjusted Non-GAAP Earnings	$68,946	$0.45

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported GAAP effective tax rate as a percentage of pre-tax income to the non-GAAP financial measure.

Three Months Ended March 31, 2009

	Pre-tax Income	Income Taxes	Percentage of Pre-tax Income

As Reported – GAAP Operating Results	$81,061	$(21,131)	26.1%

Restructuring, Impairment and Other Costs	1,570	(574)

Recent Acquisition-Related Activities	2,604	(739)

Income Tax Related Adjustments	-	282

Adjusted Non-GAAP Earnings	$85,235	$(22,162)	26.0%

Three Months Ended March 31, 2008
	Pre-tax Income	Income Taxes	Percentage of Pre-tax Income

As Reported – GAAP Operating Results	$94,873	$(26,718)	28.2%

Restructuring, Impairment and Other Costs	204	(75)

Income Tax Related Adjustments	-	637

Adjusted Non-GAAP Earnings	$95,077	$(26,156)	27.5%